UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 2, 2010

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, China Housing & Land Development, Inc.’s (the “Company”) 2010 Annual Meeting of Stockholders was held at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C.  The following seven directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Lu has served as the Chairman of the Board of Directors since he joined the company in 1999. He also served as the company’s Chief Executive Officer from 1999 until January 2009, when his CEO duties were assumed by Mr. Xiaohong Feng. Mr. Lu has more than 40 years of experience in housing development, management, and construction. After graduating from the Xi’an Army College with a major in architectural engineering, Mr. Lu served 32 years in the Chinese Army in architecture and engineering and completed his military career with the rank of Senior Colonel. Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc. Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc., until December 2005. Prior to that, Mr. Lu served as Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd., from 1998 until December 2005. He previously served as its General Manager from 1992 to 2003. He is member of the Enterprise Credit Association of Shaanxi Province.

Mr.  Xiaohong Feng, Chief Executive Officer & Managing Director

Mr. Feng was elected Chief Executive Officer in January 2009. He previously served as the company’s Chief Operating Officer from 2003 through 2008. He has been a member of the Board of Directors since he joined the company in 2003. With more than 20 years in the industry, Mr. Feng’s experience in architectural design and real estate development is leveraged as a member of the China Architecture Association, as Vice President of the Shaanxi Provincial Real Estate Association, and as Vice Director of Xi’an Decoration Association. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi'an Honghua Industry, Inc. He is a Registered Architect, and received his Master of Science degree in Architecture Science from Xi’an Architecture & Technology University.

Mr. Cangsang Huang, Chief Financial Officer and Director

Mr. Huang most recently served as Assistant CFO of the Company, a position he had held since October 2008.  Mr. Huang worked at Cantor Fitzgerald in 2006 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. followed by Collins Stewart LLC.  He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI).  From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses.

Mr. Heung Sang Fong, Independent Director

Mr. Fong serves as Chief Financial Officer, Corporate Secretary, Director of China Electric Motor Inc. (“China Electric”) Mr. Fong has served as China Electric’s Chief Financial Officer and Corporate Secretary since June 2010 and as a director of China Electric since January 2010. From February 2009 to March 2010, Mr. Fong served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE). From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI). From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Financial Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology based in China. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong’s long and varied business career, including service as a CFO and director of a publicly-traded company, as well as his financial and accounting experience as a U.S. CPA and knowledge of the capital markets qualify him to serve on the Company’s Board of Directors.

Mr. Michael Marks, Independent Director

Mr. Michael Marks is currently president and director of Middle Kingdom Alliance Corp., a special purpose acquisition corporation listed on Over-the-Counter Bulletin Board. Mr. Marks is also an independent director of Genesis Pharmaceuticals Enterprises, Inc. (GNPH: OTCBB) and of Yanglin Soybean, Inc. (YSYB: OTCBB).  Previously, Mr. Marks served as a managing director and principal of Sonnenblick Goldman Asia Pacific Limited, a firm that provides advisory services in real estate investments, until December 2007. Mr. Marks also previously served as a director of Horwath Asia Pacific from January 2002 to December 2005 and was chief executive officer and director at B2Gglobe (Pty) Limited from May 2001 to December 2002. Mr. Marks received both Bachelor’s and Master’s Degrees in Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997, respectively, and also received a Bachelor’s Degree in Psychology from the University of South Africa in 1998. In 1997, Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao, has over 30 years experience in human resource and management consultant area. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with Shaanxi Provincial government and focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shanxi management Member Club, one of the largest manager clubs in Shanxi province. Mr. Gao is currently an independent director of six enterprises, and also acted as senior consultant for more than twenty enterprises. Previously, Mr. Gao worked for the government since 1973. In 1998, Mr. Gao received his degree in Master of Business Administration from Northwest University in China.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland began serving as an independent director in February 2009. He also serves as the Chairman of the Board's Audit Committee. Mr. McLelland has been Senior Managing Director of AmPac Strategic Capital LLC since 2003. He is also a founder and Managing Director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the day to day cross-border transactions practice of PricewaterhouseCoopers’ Financial Advisory Services. Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in Public Finance at Shearson Lehman. He holds an M.B.A. degree from the University of Chicago and a Master of International Affairs degree from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. Since September 2008, Mr. McLelland has served as an independent director and Chairman of the audit committee of the Board of Directors for China Fire & Security Group, Inc. On March 9, 2009, Mr. McLelland became an independent director and Chairman of the audit committee of the Board of Directors for Yanglin Soybean, Inc.

The votes regarding the election of the persons named above as directors were as follows:

	FOR	AGAINST	ABSTENTIONS

Pingji Lu	18,700,725	50,000	121,104
Xiaohong Feng	17,573,725	1,177,000	121,104
Cangsang Huang	18,750,725	0	121,104
Michael Marks	18,247,425	503,300	121,104
Heung Sang Fong	18,750,225	500	121,104
Albert McLelland	18,246,625	504,100	121,104
Suiyin Gao	18,750,625	100	121,104

Item 8.01 Other Items.

At the Annual Meeting, the proposal to ratify the appointment of MSCM LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2010 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS
18,714,480	87,757	69,592

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: November 2, 2009

	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer